EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101

(Address of principal executive offices)	(Zip Code)

Frank Leslie

U.S. Bank National Association

180 East Fifth Street

St. Paul, MN 55101

(651) 244-8677

(Name, address and telephone number of agent for service)

Lexar Media, Inc.

(Issuer with respect to the Securities)

Delaware	33-0723123

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47421 Bayside Parkway, Fremont, CA	94538

(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 2nd day of January, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ PAULA OSWALD

Paula Oswald Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  January 2, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ PAULA OSWALD

Paula Oswald Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2002

($000’s)

9/30/2002
Assets
Cash and Due From Depository Institutions	$8,809,794
Federal Reserve Stock	0
Securities	28,156,313
Federal Funds	975,986
Loans & Lease Financing Receivables	111,491,144
Fixed Assets	1,357,049
Intangible Assets	8,242,263
Other Assets	7,510,862

Total Assets	$166,543,411

Liabilities
Deposits	$112,901,360
Fed Funds	2,319,887
Treasury Demand Notes	0
Trading Liabilities	285,504
Other Borrowed Money	20,829,386
Acceptances	137,242
Subordinated Notes and Debentures	5,696,195
Other Liabilities	5,198,418

Total Liabilities	$147,367,992

Equity
Minority Interest in Subsidiaries	$990,010
Common and Preferred Stock	18,200
Surplus	11,312,077
Undivided Profits	6,855,132

Total Equity Capital	$19,175,419

Total Liabilities and Equity Capital	$166,543,411

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/S/ PAULA OSWALD

Vice President

Date:  January 2, 2003

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